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Exhibit 23.2

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

October 7, 2013

Antero Resources Finance Corporation
1625 17th Street
Denver, Colorado 80202

Ladies and Gentlemen:

        We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent petroleum engineers, and to the inclusion of information taken from each of our reports dated February 14, 2011, January 27, 2012, July 23, 2013, and July 24, 2013 related to the Appalachian Basin properties of Antero Resources LLC, found in the Marcellus, Upper Devonian and Utica Shales, and from our reports dated February 17, 2011 and January 27, 2012 related to the Arkoma Basin, Woodford Shale and Fayetteville Shale properties of Antero Resources Corporation in the form and context in which they appear in the Registration Statement on Form S-1 (File No. 333-189284) of Antero Resources Corporation and the related prospectus that is a part thereof and to the incorporation by reference of such Registration Statement in its entirety into this Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933. We further consent to the reference to this firm under the heading "EXPERTS" in the Registration Statements and related prospectus.

Very truly yours,
/s/ DeGOLYER and MacNAUGHTON DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716

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  Exhibit 23.2